BioCalth International, Inc. and Subsidiaries

Contents

Page No.

Financial Statements:

Consolidated Balance Sheets as of September 30, 2011 (unaudited) and December 31, 2010 (audited)	2

Consolidated Statements of Operations for the nine months ended September 30, 2011 and 2010 (unaudited)	3

Consolidated Statements of Cash Flows for the nine months ended September 30, 2011 and 2010 (unaudited)	4

Notes to Unaudited Consolidated Financial Statements	5-11

BioCalth International, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2011 (unaudited)	December, 31, 2010 (audited)
Assets
Current Assets:
Cash and cash equivalents	$335,840	$372,762
Accounts receivable, net of reserves of $20,031 and $28,892, respectively	100,504	40,349
Inventories, net	413,536	361,250
Prepaid expenses and other current assets	3,469	6,911
Total Current Assets	853,349	781,272

Property and equipment, net	147,076	171,126
Other assets	2,797	3,337
Total Assets	$1,003,222	$955,735

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$89,725	$79,532
Accrued liabilities	4,769	69,697
Total Current Liabilities	94,494	149,229

Total Liabilities	94,494	149,229
Stockholders' Equity:
Common stock, ($0.001 par value, 70,000,000 shares authorized, 32,299,750 and 30,460,000 shares issued and outstanding at Sept. 30, 2011 and at Dec. 31, 2010, respectively)	32,300	30,460
Additional paid in capital	6,227,564	4,519,757
Accumulated deficit	(5,351,136)	(3,743,711)
Total Stockholders' Equity	908,728	806,506
Total Liabilities and Stockholders' Equity	$1,003,222	$955,735

The accompanying notes are an integral part of these consolidated financial statements.

2

BioCalth International, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

	For the Nine Months Ended September 30,
	2011	2010
Sales, net	$1,042,048	$1,009,382
Cost of sales	616,866	359,881
Gross Profit	425,182	649,501
Selling, general and administrative expenses	2,131,213	1,367,691
Loss from Operations	(1,706,031)	(718,190)
Other Income:
Interest income	2,159	3,725
Legal settlement	—	(50,000)
Other income	96,447	465,300
Total Other Expense	98,606	419,025
Net Loss before income taxes	(1,607,425)	(299,165)
Income tax expense	—	2,400
Net Loss	$(1,607,425)	$(301,565)

The accompanying notes are an integral part of these consolidated financial statements.

3

BioCalth International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30, 2011	For the Nine Months Ended September30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,607,425)	$(301,565)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	32,823	22,682
Reserve for doubtful accounts	(8,861)	(45,946)
Accounts payable balances written off	—	(429,278)
Increase in reserve for obsolete inventory	228,000	52,867
Stock based compensation	133,000	—
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	(51,294)	66,188
Inventories	(280,286)	90,410
Prepaid expenses and other assets	3,982	(65,119)
Increase (decrease) in:
Accounts payable	10,193	349,278
Accrued expenses	(64,928)	260
Accounts payable – related party	—	(162,517)
Accrued income taxes	—	(53,760)
Other current liabilities	—	(1,570)
Net cash used In operating activities	(1,604,796)	(478,070)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(8,773)	(131,328)
Net cash used in investing activities	(8,773)	(131,328)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,664,750	733,389
Capital contributed from officers and affiliates	261,897	169,445
Distribution to shareholders	(350,000)	—
Distribution relating to dissolution of BioCalth (NY)	—	(4,599)
Net cash provided by financing activities	1,576,647	898,235

Net (decrease) increase in cash and cash equivalents	(36,922)	288,837
Cash and cash equivalents - beginning of period	372,762	75,690

Cash and cash equivalents - end of period	$335,840	$364,527

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$—	$—
Income Taxes	$70,367	$4,841

SUPPLIMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of shares for debt cancellation	$—	$1,040,000
Capital contributed from officers and affiliates, net	$—	$(72,125)

The accompanying notes are an integral part of these consolidated financial statements.

4

BioCalth International, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

1.	PRESENTATION AND NATURE OF OPERATIONS

The audited consolidated financial statements include the accounts of BioCalth International, Inc., formerly Biopharmgen Holdings, Inc., and its majority owned subsidiaries, Biocalth International (S.F.) Corp., Biocalth International (N.Y.) Corp, Herb Source Enterprise, Inc. and Giantceutical, Inc. These companies are collectively referred to as the “Company”. All material intercompany accounts, transactions, and profits have been eliminated in consolidation.

The nature of operations for the consolidating combined companies are as follows:

☐	BioCalth International, Inc. and Subsidiaries
o	BioCalth International Inc. (“BioCalth”) was incorporated as Biopharmgen Holdings, Inc. in Delaware on April 6, 2010 as a holding company with no business activities. A dietary supplement, among other things, is a product (other than tobacco) that is intended to supplement the diet that bears or contains one or more of the following dietary ingredients: a vitamin, a mineral, an herb or other botanical, an amino acid, a dietary substance for use by man to supplement the diet by increasing the total daily intake, or a concentrate, metabolite, constituent, extract, or consolidations of these ingredients. The Company changed its name to BioCalth International, Inc. on March 25, 2011.
o	Herb Source Enterprise, Inc. – On April 14, 2010, the Company entered into a Plan of Reorganization and Acquisition with Herb Source Enterprise, Inc. (“Herb Source”), which was majority owned by the shareholders of BioCalth. This Plan effected transfer of shares between entities under common control and was recorded at its historical cost. Pursuant to the exchange transaction, the Company issued to the shareholders of Herb Source 3,992,000 shares of the Company common stock in exchange for all of the issued and outstanding capital stock of Herb Source, which then became BioCalth’s wholly-owned subsidiary.
o	Giantceutical, Inc. – On June 24, 2010, the Company entered into a Plan of Reorganization and Acquisition ( the "Plan") with Giantceutical, Inc. (“Giantceutical”), which was majority owned by the shareholders of BioCalth. The Plan effected a transfer of share between entities under common control and the assets and liabilities were recorded at its historical cost. Pursuant to the exchange transaction, the Company issued to the shareholders of Giantceutical 24,450,000 shares of the Company common stock in exchange for 97.80% of the issued and outstanding capital stock of Giantceutical. Because the minority owner of the remaining 2.2% of the common stock of Giantceutical could not and cannot be located, and the accumulated deficit position of Giantceuticals at the time of the acquisition, Giantceuticals is considered a wholly-owned subsidiary for consolidation purposes.
o	Since the transactions involving the acquisition of controlling interest of Herb Source and Giantceutical occurred between entities that shared the same shareholders, such transactions were not considered business consolidations because there was no change in control at the parent level. The Company has therefore consolidated the financial statements of the commonly controlled entities, as if the transactions had occurred at January 1, 2010. Accordingly, the results of operations included in these consolidated financial statements include the results of operations of each of the previously combined companies since January 1, 2010.

☐	Biocalth International (S.F.) Corp. ("Biocalth SF") was incorporated under the laws of State of California in 2004. Biocalth SF was primarily engaged in the wholesale and the resale of nutritional and dietary supplements. Biocalth SF was dissolved on December 31, 2010.

☐	Biocalth International (N.Y.) Corp. ("Biocalth NY") was incorporated under the laws of State of New York in 2003. Biocalth NY was primarily engaged in the wholesale and the resale of nutritional and dietary supplements. Biocalth NY was dissolved on May 6, 2010.
5

BioCalth International, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less from the dates of purchase.

Accounts Receivable

Accounts receivable are carried at original invoice amount less the allowance for doubtful accounts based on a review of all outstanding amounts at year end. Management determines the allowance for doubtful accounts based on a consolidation of write-off history, aging analysis, and any specific known troubled accounts. Trade receivables are written off when deemed uncollectible.

Inventories

Inventories are carried at the lower of cost or market. Cost is determined by using the first-in, first-out method. The Company periodically reviews the age and turnover of its inventories to determine whether any inventories have become obsolete or have declined in value, and charges to operations for known and anticipated inventory obsolescence.

Consigned inventories are located at the stores and distribution centers of certain distributors and retailers with which the Company's has consignment agreements. The inventories are owned by the Company's until sold by the distributors or retailers.

Property and Equipment

Property and equipment are recorded at cost. Major improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Gains and losses from disposition of property and equipment are included in income and expense when realized. Amortization of leasehold improvements is over the lesser of the lease term or useful life of the improvement. Depreciation is provided using the straight-line method over the following estimated useful lives:

Automobile	5 years
Furniture and fixtures	7 years
Machinery and equipment	3-7 years
Computer software	3-5 years

6

BioCalth International, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company is required to disclose the estimated fair value of certain assets and liabilities in accordance with ASC-825-10, “Financial Instruments”. As of September 30, 2011, the Company believes that the carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and other current assets and liabilities approximate fair value due to the short maturity of theses financial instruments.

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment,” the Company reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of assets may not be recoverable. The Company considers the carrying value of assets may not be recoverable based upon our review of the following events or changes in circumstances: the asset’s ability to continue to generate income from operations and positive cash flow in future periods; loss of legal ownership or title to the assets; significant changes in our strategic business objectives and utilization of the asset; or significant negative industry or economic trends. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset are less than its carrying amount.

As of September 30, 2011, the Company was not aware of any events or changes in circumstances that would indicate that the long-lived assets are impaired.

Revenue Recognition

The Company's revenue recognition policies are in compliance with ASC 605 (Originally issued as Staff Accounting Bulletin (ASB) 104). Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. Discounts provided to customers by the Company at the time of sale are recognized as a reduction in sales as the products are sold. Sales taxes are not recorded as a component of sales.

Advertising Expense

Advertising costs are expensed as incurred. Advertising expense amounted to approximately $440,000 and $175,000 for the nine months ended September 30, 2011 and 2010, respectively.

Shipping and Handling Costs

The Company records all charges for outbound shipping and handling as revenue. All corresponding shipping and handling costs are classified as cost of sales and amounted to approximately $28,000 and $36,000 for the nine months ended September 30, 2011 and 2010, respectively.

Cost of Sales

The cost of sales includes all costs of purchase as well as shipping and handling costs, and any cost related inventory adjustment, including write downs for excess and obsolete inventory.

7

BioCalth International, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes under ASC topic 740, Income Taxes, ASC topic 740 defines an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. ASC topic 740 further requires that a tax position must be more likely than not to be sustained before being recognized in the financial statements, as well as the accrual of interest and penalties as applicable on unrecognized tax positions.

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period, if any, and the change during the period in deferred tax assets and liabilities.

Valuation allowance are recorded when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred income taxes.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable and other receivables arising from its normal business activities. The Company has a diversified customer base. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for un- collectible accounts and, as a consequence, believes that its accounts receivable related credit risk exposure beyond such allowance is limited.

8

BioCalth International, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk (continued)

The Company maintains its cash balances at various banks in the U.S. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company’s cash and cash equivalent also consists of money market investments that are insured by Securities Investor Protection Corporation (SPIC) for all investment in case of brokerage firm’s failure.

Substantially all of our revenues are derived from wholesale and the resale of nutritional and dietary supplements. Any significant decline in market acceptance of our products or in the financial condition of our existing customers could impair our ability to operate effectively.

A significant portion of the Company’s revenue is derived from a small number of customers. For the nine months ended September 30, 2011 and 2010, net sales from one largest customer amounted to $539,000 which accounted for 33% of total consolidated revenue, and had related accounts receivable balances of $0 as of September 30, 2011.

A significant portion of the Company’s products are purchased from a small number of vendors. For the nine months ended September 30, 2011 and 2010, the Company purchased approximately $325,000 which accounted for approximately 72% of total purchases from one vendor and had a related accounts payable balance of $0 as of September 30, 2011.

3.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts and estimated fair value of our financial instruments at September 30, 2011 consisted of the following at:

Assets:	Fair Value	Carrying Amount

Cash and cash equivalents (a)	$335,840	$335,840

(a) The fair value of cash and cash equivalents approximates their carrying amount because of the short maturities of such instruments.

9

BioCalth International, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	September 31, 2011	December 31, 2010

Automobile	$16,438	$18,238
Furniture and fixtures	23,037	16,262
Machinery and equipment	90,568	90,573
Computer software	23,444	23,262
Leasehold improvements	74,129	77,285

Total property and equipment	227,616	225,620
Less – accumulated depreciation and amortization	(80,540)	(54,494)

Total property and equipment, net	$147,076	$171,126

Depreciation expense for the nine months ended September 30, 2011 and for 2010 was $32,823 and $22,682, respectively.

5.	STOCKHOLDERS’ EQUITY

During the nine months ended September 30, 2011, the Company issued 1,706,750 shares for consideration of between $0.972 to 1.00 per share. Total net proceeds from these issuances were approximately $1,664,750.

In August 2011, 133,000 common shares were issued to employees and consultants for services rendered. The shares were valued at fair value of $1.00 per share and the Company recorded stock compensation expense of $133,000.

6.	RELATED PARTY TRANSACTIONS

Certain receivables and loans from officers, shareholders and companies owned by the majority shareholders of the consolidated companies, but not included in the consolidated group were forgiven and were recorded to additional paid in capital. Conversely, a portion of similar accounts and other payables were also forgiven and treated as a contributions to equity, and were recorded to additional paid in capital. The net non-cash contribution to stockholders’ equity for the nine month periods ended September 30, 2011 and 2010 were $0 and $72,125, respectively. All other related party balances were either repaid, collected or were eliminated in consolidation.

On January 1, 2010, the Company entered into an agreement with the President and CEO to lease the Corporate Headquarters for a three year period beginning January 1, 2011 and ending December 31, 2014. The lease can be extended for one additional three year term at the option of the Company. The monthly lease payments are $20,000, which are increased to $23,000 during the lease extension, if applicable. The schedule of non-cancellable lease payments for future years follows. The lease with the President and CEO is the only existing lease:

Year ended December 31,
2011	$60,000
2012	240,000
2013	240,000
2014	240,000
Total	$780,000

10

BioCalth International, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

7.	COMMITMENTS AND CONTINGENCIES:

During 2010, an agreement was reached with certain vendors resulting in a total reduction of approximately $430,000 of outstanding payables which were recorded as other income.

In August 2010, a final settlement was reached in the litigation of Chung Chou City vs. Giantceutical, Inc., whereby a Summary Judgment of $50,000 was ordered to be paid in five monthly installments of $10,000 to Chung Chou City by the Company. The payments were made from December 2010 to April 2011.

8.	SUBSEQUENT EVENTS

On October 20, 2011, LTS Nutraceuticals, Inc. ("LTSN") entered into an agreement with the Company’s President and CEO, individually and as trustee for the shareholders of BioCalth International, Inc., Giantceuticals, Inc. and Herb Source Enterprises, Inc. to purchase all of the issued and outstanding shares of stock of the Company. On December 14, 2011, LTSN acquired 81.58% of the Shares. The consideration was 26,555,340 shares of LTSN stock. The Shares were acquired from the Company’s President and CEO.

On November 23, 2011 Motherland International, Inc., a company wholly-owned by the Company’s President and CEO, assigned to BioCalth International. Inc. for nominal consideration all rights, title and interest is three patents: U.S. Patent Nos. 6077872, 6713513(B2) and 6727288(B2).

On December 5, 2011, 250,000 common shares were issued to officers and members of the Board of directors at $0.01 per share for total proceeds of $2,500.

11